Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 27, 2009 with respect to the consolidated financial statements of Vinyl Products, Inc. for the years ended December 31, 2008 and 2007 included in the Registration Statement on Form S-1 of Vinyl Products, Inc. filed with the Securities and Exchange Commission on March 27, 2009.  We also consent to the use of name and the reference to us in the Experts section of the Registration Statement.

/s/ Traci J. Anderson, CPA

Huntersville, NC 28078
March 27, 2009